Exhibit 99.2

The expenses to be incurred by the Company relating to the offering of $250,000,000 aggregate principal amount of its Senior Notes due 2013 (the “Notes”) under the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-152620) and a related prospectus supplement filed with the Securities and Exchange Commission on August 13, 2008 are estimated to be as follows:

Estimated Fees
SEC registration fee	$9,825
Printing fees	100,000
Legal fees and expenses	250,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	75,000
Trustee fees and expenses	40,000
Rating Agency fees	275,000
Miscellaneous	35,175
Total expenses	$785,000